

<ARTICLE>                     5
<LEGEND>
     This schedule contains summary financial information extracted from the
     Consolidated Balance Sheet and Consolidated Income Statement of GATC and is
     qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-START>                                 JAN-01-1998
<PERIOD-END>                                   MAR-31-1998
<CASH>                                         17
<SECURITIES>                                   0
<RECEIVABLES>                                  42
<ALLOWANCES>                                   5
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0     <F1>
<PP&E>                                         3719
<DEPRECIATION>                                 1634
<TOTAL-ASSETS>                                 2884
<CURRENT-LIABILITIES>                          0     <F1>
<BONDS>                                        1219  <F2>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     676
<TOTAL-LIABILITY-AND-EQUITY>                   2884
<SALES>                                        0
<TOTAL-REVENUES>                               203
<CGS>                                          0
<TOTAL-COSTS>                                  89    <F3>
<OTHER-EXPENSES>                               35    <F4>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             28
<INCOME-PRETAX>                                32    <F5>
<INCOME-TAX>                                   12
<INCOME-CONTINUING>                            24
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   24
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0

<F1>  Not applicable because GATC has an unclassified balance sheet.
<F2>  This value consists of two components:  Long-term Debt of 1,124 million and Capital Lease Obligations of 95 million. Short-term Debt is not included in this calculation.
<F3>  This value represents Operating Expenses on the Consolidated Income
      Statement.
<F4>  This value consists of the Provision for Depreciation and Amortization on
      the Consolidated Income Statement.
<F5>  This value represents Income Before Income Taxes and Equity in Net
      Earnings of Affiliates.


